UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On December 16, 2016, Cheniere Energy, Inc. (“Cheniere”) issued 1,211,620 unregistered shares of common stock of Cheniere, par value $.003 (the “Cheniere Stock”), to Falcon Edge Global Master Fund, LP (“Falcon Edge”) in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, pursuant to a privately negotiated stock-for-stock exchange transaction in which Falcon Edge agreed to sell, and Cheniere agreed to purchase, 2,327,800 common shares representing limited liability company interests in Cheniere Energy Partners LP Holdings, LLC (“CQH Common Shares”) in exchange for unregistered shares of Cheniere Stock at an exchange ratio of 0.5205 shares of Cheniere Stock for each CQH Common Share.

On December 16, 2016, Cheniere issued 481,463 unregistered shares of Cheniere Stock to certain funds associated with Carlson Capital LP (together, “Carlson”) in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, pursuant to a privately negotiated stock-for-stock exchange transaction in which Carlson agreed to sell, and Cheniere agreed to purchase, 925,000 CQH Common Shares in exchange for unregistered shares of Cheniere Stock at an exchange ratio of 0.5205 shares of Cheniere Stock for each CQH Common Share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: December 20, 2016	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Executive Vice President and
Chief Financial Officer